UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2004


                    American Water Star, Inc.
     (Exact Name of Registrant as Specified in Its Charter)

                             Nevada
         (State or other jurisdiction of incorporation)


            000-22785                     87-0636498
      (Commission File Number)        (I.R.S. Employer
                                      Identification No.)


   4560 S. Decatur, Suite 301, Las Vegas, Nevada           89103
      (Address of Principal Executive Offices)           (Zip Code)


                          702-740-7036
      (Registrant's Telephone Number, including area code)



  Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events.

      On February 18, 2004, American Water Star, Inc. (the "Company"), consummated the issuance of 8,888,892 newly-issued shares (the "Shares") of the Company's common stock, warrants (the "Unit Warrants") to purchase 4,444,442 newly-issued shares of the Company's common stock, and warrants (the "Green Shoe Warrants"; collectively, with the Unit Warrants, the "Warrants") to purchase 4,444,446 newly-issued shares of the Company's common stock, to a small number of institutional and other accredited investors, resulting in approximately $8 million in gross proceeds to the Company, prior to the exercise of the warrants. Of such amount, $4,000,000 is held in escrow pending the filing by the Company of a registration statement in respect of the Shares and the shares of common stock underlying the Warrants.

      The effective price in the private placement was $.90 for each unit. Each unit consists of one Share of common stock, a Unit Warrant to purchase one-half of a share of common stock, and a Green Shoe Warrant to purchase one-half of a share of common stock. The unit purchase price was determined based on the fair market value of the Company's common stock as determined in good faith by the board of directors of the Company.

      The Unit Warrants have an exercise period of five years and an exercise price of $1.65 per share. The Green Shoe Warrants have an exercise period of 45 days following the effectiveness of the Registration Statement and an exercise price of $1.25 per share. The Unit Warrants are exercisable in cash, and, under certain circumstances, allow for cashless exercise, representing a potential $7.3 million in additional proceeds. The Green Shoe Warrants are exercisable in cash, and, under certain circumstances, allow for cashless exercise, representing a potential $5.6 million in additional proceeds. Assuming the Warrants are fully-exercised, the total gross proceeds of this offering are approximately $20.9 million.

      None of the Shares, the Warrants, nor the shares of common stock to be issued upon exercise of the Warrants has been registered under the Securities Act of 1933. Accordingly, the Shares, the Warrants, and the shares of common stock underlying the Warrants may not be offered or re-sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement covering resale by the investors of the Shares and shares of common stock issuable upon exercise of the Warrants.

      This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, Warrants or common stock issuable upon exercise of the Warrants. The private placement was made by the Company and any opportunity to participate in the private placement was available to a very limited group of institutional and other accredited investors.

      The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference, the form of Unit Warrant, which is attached hereto as
Exhibit 4.2 and incorporated herein by reference, and the form of Green Shoe Warrant, which is attached hereto as Exhibit 4.3 and incorporated herein by reference. A copy of the press release announcing the closing of the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

      a.    Financial Statements

            None.

      b.    Pro Forma Financial Information

            None.

      c.    Exhibits.

            4.1   Subscription Agreement, dated February 18,
                  2004, by and among American Water Star, Inc., and the investors a party thereto.

            4.2 Form of Unit Warrant issued pursuant to the Securities Purchase Agreement, dated February 18, 2004, by and among American Water Star, Inc., and the investors a party thereto.

            4.3 Form of Green Shoe Warrant issued pursuant to the Securities Purchase Agreement, dated February 18, 2004, by and among American Water Star, Inc., and the investors a party thereto.

      99.1  Press Release, dated February 19, 2004.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               AMERICAN WATER STAR, INC.


February 19, 2004              By: /s/ Roger Mohlman
                               Roger Mohlman
                               President and Chief Executive Officer


Exhibit Index.

            4.1   Subscription Agreement, dated February 18,
                  2004, by and among American Water Star, Inc., and the investors a party thereto.

            4.2 Form of Unit Warrant issued pursuant to the Securities Purchase Agreement, dated February 18, 2004, by and among American Water Star, Inc., and the investors a party thereto.

            4.3 Form of Green Shoe Warrant issued pursuant to the Securities Purchase Agreement, dated February 18, 2004, by and among American Water Star, Inc., and the investors a party thereto.

            99.1  Press Release, dated February 19, 2004.